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                                                                    EXHIBIT 23.5

                        CONSENT OF SALOMON SMITH BARNEY

        Salomon Brothers Inc. (doing business as "Salomon Smith Barney") hereby consents to (i) the inclusion of our opinion letter dated April 2, 1998 to the Board of Directors of Long Island Bancorp, Inc. as Appendix D to the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 and (ii) the references to our firm under the captions entitled "Summary--Opinions of Financial Advisor", "The Merger--Background of the Merger", "The Merger--Reasons for the Merger" and "The Merger--Opinions of Financial Advisors" in the Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                SALOMON BROTHERS INC.

                                                by /s/ James Harasimowicz
                                                   ------------------------
                                                   Name: James Harasimowicz
                                                   Title: Director


New York, New York
July 8, 1998